                                                                     EXHIBIT 2.1

                                 AMENDMENT TO
                        AGREEMENT OF PURCHASE AND SALE

          THIS AMENDMENT made as of June 30, 1999 (this "Amendment") to that certain Agreement of Purchase and Sale made as of the 29th day of August, 1997, as amended, (the "Original Agreement") by and among Miss Erika, Inc., a Delaware corporation, Terbem Limited, a British Virgin Islands corporation, Bobst Investment Corp., a British Virgin Islands corporation, TCRI Offshore Partners C.V., a Netherlands Antilles corporation, TCR International Partners L.P., a Delaware limited partnership, Triumph Capital II, L.P., a Delaware limited partnership, Stuart Bregman, Howard Zwilling, Sidney Goldstein, Christian Baillet, ME Acquisition Corp. (now known as Miss Erika, Inc.), a Delaware corporation, and Norton McNaughton, Inc. (now known as McNaughton Apparel Group Inc.), a Delaware corporation. Capitalized terms used herein and not otherwise herein, shall have the meanings assigned to such terms in the Original Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the parties hereto are parties to the Original Agreement;

          WHEREAS, the Company has been liquidated and in connection with such liquidation the Company has assigned its rights under the Original Agreement to a Liquidating Trust, established pursuant to an Agreement dated as of August 31, 1998, with Michael E. Nugent, as Trustee (the "Trust"), which assignment was affected in accordance with the terms of Section 13.10 of the Original Agreement, including without limitation, in accordance with the condition set forth in such Section regarding Norton's right, which right has been exercised, to require up to 50% of the portion of the Earn Out Payment payable to each of the Management Stockholders and to Sidney Goldstein to be paid in shares of Norton Common Stock;

          WHEREAS, the Stockholders agree that the entitlement to the Earn Out Payment on the Closing Date under the Original Agreement was as set forth on
Schedule I hereto;

          WHEREAS, those Persons designated as Group A Stockholders (collectively, the "Group A Stockholders") and the Group B Stockholder (the "Group B Stockholder") on Schedule I hereto have determined to accept an early and discounted pay out of the Earn Out Payment under the Original Agreement, all in accordance with the terms and conditions of this Amendment, and all in complete and full satisfaction of the Purchaser's and Norton's obligations under the Original Agreement to make any Earn Out Payment to the Company (or the Trust) in respect of the Group A Stockholders and the Group B Stockholder and/or directly to the Group A Stockholders and the Group B Stockholder;

          WHEREAS, the parties hereto agree that, but for this Amendment, the aggregate percentage of the Earn Out Payment to which the Trust (as the successor to the Company) would be entitled under the Original Agreement on behalf of the Group A Stockholders and the Group B Stockholder is 64.338% and, accordingly, that the aggregate percentage of the Earn Out Payment to which the Trust (as the successor to the Company) will be entitled under the Original

Agreement on behalf of the remaining Stockholders (after giving effect to this Amendment) is 35.662%; and

          WHEREAS, the parties hereto desire to amend the Original Agreement as set forth herein.

          NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and intending to be legally bound, the parties hereto hereby agree as follows:

          1. The parties hereto agree with and to the recitals set forth herein.

          2. Each of the Group A Stockholders agrees that upon payment by the Purchaser of (i) $5,000,000, if paid after the date hereof and on or before the close of business on August 6, 1999 or (ii) $5,250,000, if paid after the close of business on August 6, 1999 and on or before the close of business on August 31, 1999, in either case, by bank wire transfer as set forth on Exhibit A hereto, the Purchaser and Norton shall have fully and completely satisfied and discharged any and all obligations under the Original Agreement to pay the Earn Out Payment to the Company or the Trust (as the successor to the Company) in respect of the Group A Stockholders (and each of them) and/or directly to the Group A Stockholders (and each of them) under Section 2.02 of the Original Agreement or otherwise.

          3. The Group B Stockholder agrees that upon payment of $5,000,000 by bank wire transfer as set forth on Exhibit B hereto, by the Purchaser, the Purchaser and Norton shall have fully and completely satisfied and discharged any and all obligations under the Original Agreement to pay the Earn Out Payment to the Company or the Trust (as successor to the Company) in respect of the Group B Stockholder and/or directly to the Group B Stockholder under Section
2.02 of the Original Agreement or otherwise.

          4. The definition of "Earn Out Payment" set forth in Section 14.01 of the Original Agreement is hereby amended to read in its entirety as follows:

              "Earn Out Payment" shall mean an aggregate amount determined by multiplying (1) 35.662% by (2) the amount by which (x) the product of (a) four (4) multiplied by (b) the 1998/1999 EBITDA exceeds (y) $24,000,000." The reference to "12%" in the definition of "Stock Earn Out Cap" set forth in Section 14.01 of the Original Agreement is hereby amended to be a reference to "2.822%."

          5. The parties hereto agree that the Earn Out Payment (after giving effect to the provisions set forth in Sections 1 through 5 of this Amendment) payable under Section 2.02 of the Original Agreement shall be payable to the Trust in accordance with the terms and conditions of Section 2.02 of the Original Agreement and, upon such payment, the Purchaser and Norton shall have fully and completely satisfied and discharged any and all obligations to pay the Earn Out Payment under Section 2.02 of the Original Agreement or otherwise.

          6.  The Stockholders Representative shall be Stuart Bregman.

          7. The parties hereto agree that the references to the term "Stockholders" and "Management Stockholders" contained in Sections 11.01(a), 11.01(b) and 11.02 shall, on the date of the Effectiveness Notice (as defined below), be deemed not to include the Group A Stockholders (or any of them), the Group B Stockholder, or except with respect to Section 11.02(a), Stuart Bregman, Howard Zwilling or Sidney Goldstein.

          8. Notwithstanding anything to the contrary contained herein, the parties hereto understand and agree that the terms and provision of the Amendment shall become effective only upon delivery to the Stockholders Representative on or prior to August 31, 1999 of a notice (the "Effectiveness Notice") from the Purchaser that the Purchaser and Norton have received consent to this Amendment and the transactions contemplated hereby (in form and substance satisfactory to the Purchaser and Norton in their sole discretion) under (i) the Amended and Restated Financing Agreement dated as of June 18, 1998, as amended, by and among Norton McNaughton, Inc., Norton McNaughton of Squire, Inc., Miss Erika, Inc., JJ Acquisition Corp., the Financial Institutions from time to time party thereto, NationsBanc Commercial Corporation, as Collateral Agent, The CIT Group/Commercial Services, Inc., as Administrative Agent, and Fleet Bank NA, as Documentation Agent, and (ii) the Indenture dated as of June 18, 1998, as amended, providing for Norton's $125,000,000 12 1/2% Senior Notes Due 2005, among Norton McNaughton, Inc., the Subsidiary Guarantors named therein, and United States Trust Company of New York, as Trustee. The Purchaser shall make the payments contemplated by Sections 2 and 3 of this Amendment on the first Business Day following the date of the Effectiveness Notice. The Amendment shall terminate and have no force or effect if such payments are not made on or before August 31, 1999.

          9. Each of the Group A Stockholders and the Group B Stockholder shall indemnify and hold harmless each of the Purchaser Indemnified Parties from and against any and all Damages which are sustained or incurred by any of the Purchaser Indemnified Parties in connection with or by reason of the failure by any of them to comply with and abide by their respective covenants and agreements set forth in this Amendment.

          10. The validity of this Amendment and of any of its terms or conditions, as well as the rights and duties of the parties under this Amendment, shall be construed pursuant to and in accordance with the laws of the State of New York without regard to conflict of laws principles.

          11. This Amendment may be signed in counterparts, including by telecopy, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Amendment.

          12. Nothing hereby expressed or implied is intended or shall be construed to confer upon any Persons other than the parties hereto any rights or remedies under or by reason of this Amendment.


                            *          *          *

     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.


                         LIQUIDATING TRUST pursuant to an Agreement dated as of August 31, 1998, Michael E. Nugent, as Trustee

                         By:  /s/ Michael E. Nugent
                            -----------------------
                            Name:  Michael E. Nugent
                            Title:    Trustee

                         ME ACQUISITION CORP.(now known as
                         as Miss Erika, Inc.)

                         By:  /s/ Peter Boneparth
                            ---------------------
                            Name: Peter Boneparth
                            Title:  Chief Executive Officer

                         NORTON MCNAUGHTON, INC. (now known
                         as McNaughton Apparel Group Inc.)

                         By:  /s/ Peter Boneparth
                            ---------------------
                            Name:
                            Title:  Chief Executive Officer

                         TRIUMPH CAPITAL, L.P. II

                         By Triumph Management, L.P., its  general partner

                         By:  Michael E. Nugent
                            -------------------
                            Name:
                            Title:  General Partner

                           TERBEM LIMITED

                         By:  William R. Wright
                            -------------------
                            Name:
                            Title:  Attorney-in-Fact

                         BOBST INVESTMENT CORP.

                         By:  William R. Wright
                            -------------------------
                            Name:
                            Title:  Attorney-in-Fact

                         TCRI OFFSHORE PARTNERS C.V.

                         By Three Cities Management Partners, L.P., its general partner

                         By Three Cities Research, Inc., its general partner


                         By:  William R. Wright
                            -------------------------
                            Name:
                            Title:  Partner

                         TCR INTERNATIONAL PARTNERS L.P.

                         By Three Cities Management Partners, L.P., its general partner

                         By Three Cities Research, Inc., its general partner

                         By:  William R. Wright
                            -------------------------
                            Name:
                            Title:  Partner


                              /s/ Stuart Bregman
                            -------------------------
                                     Stuart Bregman

                              /s/ Howard Zwilling
                            ---------------------------
                                     Howard Zwilling



                              /s/ Sidney Goldstein
                            ---------------------------
                                     Sidney Goldstein



                              /s/ William R. Wright
                            ---------------------------
                              Christian Baillet
                              By William R. Wright
                              Attorney-in-Fact